Exhibit 99

Acadia Healthcare Reports Fourth Quarter and Full Year Results for 2011

Establishes Earnings Guidance for 2012 in Range of $0.65 to $0.67 per Diluted Share

FRANKLIN, Tenn.--(BUSINESS WIRE)--March 7, 2012--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the fourth quarter and year ended December 31, 2011. For the quarter, revenue was $77.0 million. Adjusted net income from continuing operations for the quarter was $3.0 million, or $0.13 per diluted share, which excludes pre-tax costs of $28.4 million, primarily related to the acquisition of PHC, Inc. Including these pre-tax costs, there was a loss from continuing operations for the quarter of $14.7 million, or $0.66 per diluted share. A reconciliation of all GAAP and non-GAAP financial results in this release is on pages 7 and 8.

For the year, revenue was $221.4 million. Adjusted net income from continuing operations for 2011 was $11.7 million, or $0.52 per diluted share, which excludes pre-tax costs of $57.7 million, primarily related to acquisitions. Including these pre-tax costs, there was a loss from continuing operations of $32.9 million, or $1.75 per diluted share.

Joey Jacobs, Chairman and Chief Executive Officer of Acadia, commented, “We are very pleased with Acadia’s operating and financial performance for the fourth quarter and all of 2011. Primarily due to the acquisitions of Youth & Family Centered Services, Inc. in April and PHC in November, our fourth quarter revenue was nearly five times greater than our revenue in the fourth quarter of 2010. This growth reflected the increase in our inpatient behavioral health care operations to 29 facilities and approximately 2,000 beds at the end of 2011 from six facilities and approximately 400 beds at the end of 2010. With the addition of the three facilities acquired on March 1, Acadia now operates 32 behavioral facilities with more than 2,100 beds.

“We are well-positioned to produce significant profitable growth for 2012. In addition to favorable industry growth dynamics, we expect to drive organic revenue growth and margin expansion within our existing facilities through the addition of beds, the broadening of services, enhanced marketing programs and efficiency improvement initiatives. As demonstrated through the completion last week of our acquisition of three facilities with 166 acute inpatient psychiatric beds, we also expect to take advantage of continuing opportunities to pursue selective acquisitions in the highly fragmented market for behavioral health care services. With maintenance capital expenditures for 2012 expected at approximately 2% of revenues, we expect that strong free cash flow from operations combined with availability of approximately $70 million under our recently expanded revolving line of credit will support our acquisition strategy.”

Acadia today established its guidance for 2012 earnings per diluted share in a range of $0.65 to $0.67. In addition, Acadia’s guidance for earnings per diluted share for the first quarter of 2012 is $0.10. The Company’s guidance does not include the impact of any future acquisitions.

Acadia will hold a conference call to discuss its fourth quarter and full year financial results at 9:00 a.m. Eastern Time on Thursday, March 8, 2012. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website or at www.earnings.com. The webcast of the conference call will be available through March 22, 2012.

Acadia also announced that the previously announced time for its presentation and live on-line web cast at the Barclays Capital 2012 Global Health Care Conference on Wednesday, March 14, 2012, has been changed to start one hour earlier at 3:45 p.m. Eastern Time/2:45 p.m. Central Time.

Risk Factors

This news release contains forward-looking statements. Generally words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) Acadia’s ability to complete acquisitions and successfully integrate the operations of the acquired facilities; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from the government and third-party payors; (iv) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (v) potential operating difficulties, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of inpatient behavioral health care services. Acadia operates a network of 32 behavioral health facilities with over 2,100 licensed beds in 19 states. Acadia provides psychiatric and chemical dependency services to its patients in a variety of settings, including inpatient psychiatric hospitals, residential treatment centers, outpatient clinics and therapeutic school-based programs.

Acadia Healthcare Company, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(in thousands, except per share amounts)

Revenue before provision for doubtful accounts	$78,580	$15,998	$224,599	$64,342
Provision for doubtful accounts	(1,562)	(436)	(3,226)	(2,239)
Revenue	77,018	15,562	221,373	62,103

Salaries, wages and benefits (including equity-based compensation expense of $(2,523) and $17,320 for the three months and year ended December 31, 2011, respectively)	45,811	9,681	156,561	38,661

Professional fees	3,934	523	9,044	1,675
Supplies	3,712	848	11,377	3,699
Rents and leases	2,077	327	5,802	1,288
Other operating expenses	7,518	1,889	20,472	6,870
Depreciation and amortization	1,174	249	4,288	976
Interest expense, net	5,048	189	9,191	738
Sponsor management fees	212	15	1,347	120
Transaction-related expenses	30,952	815	41,547	918
Total expenses	100,438	14,536	259,629	54,945
Income (loss) from continuing operations before income taxes	(23,420)	1,026	(38,256)	7,158
Provision for income taxes	(8,765)	18	(5,383)	477
Income (loss) from continuing operations	(14,655)	1,008	(32,873)	6,681
(Loss) income from discontinued operations, net of income taxes	(1,254)	(484)	(2,019)	(471)
Net income (loss)	$(15,909)	$524	$(34,892)	$6,210

Basic earnings per share:
Income (loss) from continuing operations	$(0.66)	$0.06	$(1.75)	$0.38
(Loss) income from discontinued operations	$(0.06)	$(0.03)	$(0.11)	$(0.03)
Net income (loss)	$(0.72)	$0.03	$(1.86)	$0.35

Diluted earnings per share:
Income (loss) from continuing operations	$(0.66)	$0.06	$(1.75)	$0.38
(Loss) income from discontinued operations	$(0.06)	$(0.03)	$(0.11)	$(0.03)
Net income (loss)	$(0.72)	$0.03	$(1.86)	$0.35

Shares outstanding:
Basic	22,128	17,633	18,757	17,633
Diluted	22,128	17,633	18,757	17,633

Acadia Healthcare Company, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31,
	2011	2010
	(In thousands, except share and per share amounts)

ASSETS
Current assets:
Cash and cash equivalents	$61,118	$8,614
Accounts receivable, net of allowance for doubtful accounts of $2,424 and $1,144, respectively	35,127	5,469
Deferred tax asset	6,239	573
Other current assets	10,121	2,268
Total current assets	112,605	16,924
Property and equipment:
Land	14,115	3,254
Building and improvements	53,514	15,606
Equipment	8,222	2,626
Construction in progress	12,945	589
Less accumulated depreciation	(5,824)	(3,323)
Property and equipment, net	82,972	18,752
Goodwill	186,815	9,157
Intangible assets, net	8,232	544
Deferred tax asset - long-term	6,006	-
Other assets	16,366	18
Total assets	$412,996	$45,395

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$6,750	$9,984
Accounts payable	8,642	2,787
Accrued salaries and benefits	16,195	3,272
Other accrued liabilities	9,081	2,016
Total current liabilities	40,668	18,059
Long-term debt	270,709	-
Deferred tax liability	-	384
Other liabilities	5,254	1,845
Total liabilities	316,631	20,288
Equity:
Member’s equity	-	25,107
Common stock, $0.01 par value; 100,000,000 shares authorized; 32,115,929 issued and outstanding as of December 31, 2011	321	-
Additional paid-in capital	140,624	-
Accumulated deficit	(44,580)	-
Total equity	96,365	25,107
Total liabilities and equity	$412,996	$45,395

Acadia Healthcare Company, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended December 31,
	2011	2010	2009
	(In thousands)

Operating activities:
Net (loss) income	$(34,892)	$6,210	$2,877
Adjustments to reconcile net (loss) income to net cash provided by continuing operating activities:
Depreciation and amortization	4,288	976	997
Provision for bad debts	3,226	2,239	2,424
Amortization of debt issuance costs	1,271	-	-
Equity-based compensation expense	17,320	-	-
Deferred income tax expense	(6,442)	(145)	-
Other	(168)	-	-
Loss (income) from discontinued operations, net of taxes	2,019	471	(119)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(5,051)	(2,174)	(2,994)
Other current assets	(1,635)	35	(1,215)
Other assets	(969)	-	-
Accounts payable and other accrued liabilities	3,346	541	2,066
Accrued salaries and benefits	(1,654)	187	1,369
Other liabilities	734	(250)	644
Net cash (used in) provided by continuing operating activities	(18,607)	8,090	6,049
Net cash (used in) provided by discontinued operating activities	(2,059)	105	119
Net cash (used in) provided by operating activities	(20,666)	8,195	6,168

Investing activities:
Cash paid for acquisitions, net of cash acquired	(206,379)	-	(3,142)
Cash paid for capital expenditures	(9,558)	(1,495)	(334)
Cash paid for real estate acquisitions	(8,706)	-	-
Other	(689)	-	-
Net cash used in continuing investing activities	(225,332)	(1,495)	(3,476)
Net cash (used in) provided by discontinued investing activities	(238)	(3)	65
Net cash used in investing activities	(225,570)	(1,498)	(3,411)

Financing activities:
Borrowings on long-term debt	282,485	-	-
Principal payments on long-term debt	(5,063)	(275)	(813)
Repayment of long-term debt	(9,984)	-	-
Payment of debt issuance costs	(12,111)	-	-
Proceeds from stock option exercises	38	-	-
Proceeds from issuance of common stock	68,059	-	-
Payment of equity issuance costs	(897)	-	-
Cash distribution paid to equity holders	(74,441)	-	-
Contribution from Holdings	51,029	-	2,500
Distributions to equity holders	(375)	(2,297)	-
Net cash provided by (used in) financing activities	298,740	(2,572)	1,687

Net increase in cash and cash equivalents	52,504	4,125	4,444
Cash and cash equivalents at beginning of the period	8,614	4,489	45
Cash and cash equivalents at end of the period	$61,118	$8,614	$4,489

Supplemental Cash Flow Information:
Cash paid for interest	$5,053	$587	$534
Cash paid for income taxes	$2,564	$700	$30

Significant Non-Cash Transactions:
Issuance of common stock in connection with acquisition	$44,025	$-	$-
Issuance of replacement share-based awards in connection with acquisition	$1,027	$-	$-

Effect of acquisitions:
Assets acquired, excluding cash	$278,895	$-	$3,142
Liabilities assumed	(27,464)	-	-
Issuance of common stock in connection with acquisition	(44,025)	-	-
Issuance of replacement share-based awards in connection with acquisition	(1,027)	-	-
Cash paid for acquisitions, net of cash acquired	$206,379	$-	$3,142

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited)
(Revenue in thousands)

	Three months ended December 31,
	2011	2010	% Change
Same Facility Results
Revenue	17,801	15,562	14.4%

Admissions	1,770	1,713	3.3%

Patient Days	27,893	22,865	22.0%

Average Length of Stay (a)	15.8	13.3	18.1%

Total Facility Results
Revenue	77,018	15,562	394.9%

Admissions	4,545	1,713	165.3%

Patient Days	136,309	22,330	510.4%

Average Length of Stay (a)	30.0	13.0	130.1%

	Twelve months ended December 31,
	2011	2010	% Change
Same Facility Results
Revenue	69,723	62,094	12.3%

Admissions	7,342	7,504	-2.2%

Patient Days	107,993	95,329	13.3%

Average Length of Stay (a)	14.7	12.7	15.8%

Total Facility Results
Revenue	221,373	62,094	256.5%

Admissions	12,221	7,504	62.9%

Patient Days	396,035	95,329	315.4%

Average Length of Stay (a)	32.4	12.7	155.1%

(a) Average length of stay is defined as patient days divided by admissions.

Acadia Healthcare Company, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31, 2011	Year Ended December 31, 2011
	(in thousands)

Net loss	$(15,909)	$(34,892)
Loss from discontinued operations	1,254	2,019
Benefit from income taxes	(8,765)	(5,383)
Interest expense, net	5,048	9,191
Depreciation and amortization	1,174	4,288
EBITDA	(17,198)	(24,777)

Adjustments:
Equity-based compensation expense (a)	(2,523)	17,320
Transaction-related expenses (b)	30,952	41,547
Sponsor management fees (c)	212	1,347
Integration costs (d)	-	947
Pro forma effect of YFCS acquisition (e)	-	6,069
Pro forma effect of PHC acquisition (f)	672	6,658
Rent elimination (g)	61	607
Cost savings/synergies (h)	850	3,400
Rate increase on a PHC contract (i)	-	333
Anticipated operating income at Seven Hills (j)	-	225
Adjusted EBITDA	$13,026	$53,676

See footnotes below.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Net Income from Continuing Operations to Loss from
Continuing Operations and Adjusted Weighted-Average Shares
Outstanding-Diluted to Weighted-Average Shares Outstanding-Diluted
(Unaudited)

	Three Months Ended December 31, 2011	Year Ended December 31, 2011
	(in thousands, except per share amounts)

Loss from continuing operations	$(14,655)	$(32,873)
Benefit from income taxes	(8,765)	(5,383)
Loss from continuing operations before income taxes	(23,420)	(38,256)

Adjustments to net loss from continuing operations:
Equity-based compensation expense (a)	(2,523)	17,320
Transaction-related expenses (b)	30,952	41,547
Sponsor management fees (c)	212	1,347
Integration costs (d)	-	947
Pro forma effect of YFCS acquisition (e)	-	3,524
Pro forma effect of PHC acquisition (f)	347	3,697
Rent elimination (g)	61	607
Cost savings/synergies (h)	850	3,400
Rate increase on a PHC contract (i)	-	333
Anticipated operating income at Seven Hills (j)	-	225
Pro forma effect of debt issuances (k)	(1,469)	(15,260)
Tax effect of adjustments to net loss from continuing operations (l)	(2,004)	(7,772)
Adjusted net income from continuing operations	$3,006	$11,659

Weighted-average shares outstanding - diluted	22,128	18,757
Adjustments to weighted-average shares outstanding – diluted:
Pro forma effect of PHC acquisition (m)	1,648	4,084
Effect of equity offering (n)	(1,250)	(315)
Dilutive effect of securities (o)	51	13
Adjusted weighted-average shares outstanding - diluted	22,577	22,539

Adjusted earnings per diluted share	$0.13	$0.52

See footnotes below.

Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA and Adjusted net income from continuing operations, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income (loss) adjusted for loss from discontinued operations, net interest expense, income tax provision (benefit) and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, transaction-related expenses, management fees, and integration and closing costs. For the three-month and twelve-month periods ended December 31, 2011, Adjusted EBITDA also includes adjustments relating to the pro forma effect of acquisitions completed during 2011, a rate increase on one of PHC’s contracts, anticipated operating income at the Seven Hills facility, the elimination of rent expense associated with Detroit Behavioral Institute, Inc., and cost savings/synergies in connection with the PHC acquisition. We define adjusted net income from continuing operations as net income (loss) from continuing operations before income taxes adjusted for equity-based compensation expense, transaction-related expenses, management fees, integration and closing costs, the pro forma effect of acquisitions completed during 2011, a rate increase on one of PHC’s contracts, anticipated operating income at the Seven Hills facility, the elimination of rent expense associated with Detroit Behavioral Institute, Inc., cost savings/synergies in connection with the PHC acquisition, the pro forma effect on interest expense of debt incurred during 2011 and the aggregate tax effect of these adjustments. See above for reconciliations of net income (loss) to Adjusted EBITDA and loss from continuing operations to adjusted net income from continuing operations. We may not achieve all of the expected benefits from synergies, cost savings and recent improvements to our revenue base.

EBITDA, Adjusted EBITDA and Adjusted net income from continuing operations are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA and Adjusted net income from continuing operations are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA and Adjusted net income from continuing operations may not be comparable to similarly titled measures of other companies and are not measures of performance calculated in accordance with GAAP. We have included information concerning EBITDA, Adjusted EBITDA and Adjusted net income from continuing operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA and Adjusted net income from continuing operations when reporting their results. Our presentation of EBITDA, Adjusted EBITDA and Adjusted net income from continuing operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

(a) Represents the equity-based compensation expense of Acadia primarily related to the fair value of equity incentive units held by management. Equity-based compensation expense was reduced during the fourth quarter of 2011 based on the fair value of the equity and cash distributed to the unitholders in exchange for such equity incentive units on November 1, 2011.

(b) Represents transaction-related expenses incurred by Acadia related to the acquisitions of Youth and Family Centered Services, Inc. (“YFCS”) in April 2011 and PHC, Inc. (“PHC”) in November 2011.

(c) Represents the management fees paid by Acadia to its equity sponsor prior to the termination of the professional services agreement between Acadia and its equity sponsor on November 1, 2011.

(d) Represents costs incurred by Acadia related to the closing of the YFCS corporate office, including the costs of temporarily retaining certain employees for a transitional period following the acquisition date.

(e) Represents the EBITDA and income from continuing operations of YFCS for the period prior to Acadia’s acquisition of YFCS on April 1, 2011.

(f) Represents the EBITDA and income from continuing operations of PHC for the period prior to Acadia’s acquisition of PHC on November 1, 2011.

(g) Represents rent payments relating to Detroit Behavioral Institute (d/b/a Capstone Academy) for periods prior to November 2011 during which rent expense was incurred. The property was purchased by the Company and rent expense is no longer incurred effective November 1, 2011.

(h) Acadia expects to realize annual cost savings of approximately $3.4 million beginning in fiscal year 2012 as a result of the PHC acquisition and the elimination of certain redundant positions, professional services and other expenses, as well as the efficiencies of integrating corporate functions within a larger company framework.

(i) Represents the increased revenue that would have resulted from an increased rate on one of PHC’s contracts that became effective in March 2011, assuming such increased rate had been effective throughout the period presented. The increased rate was estimated by multiplying the historical plan enrollment by the newly-contracted rate, which resulted in an approximate $167,000 increase in EBITDA for each month prior to March 2011 in which the rate was not effective.

(j) The Seven Hills facility was opened in the fourth quarter of 2008 and became certified by the Center for Medicare and Medicaid Services in July 2010. The adjustment represents the estimated additional operating income that would have been generated by this facility if it had operated at expected levels for the respective periods.

(k) Represents incremental interest expense relating to the issuance of $150 million of 12.875% Senior Notes due 2018 on November 1, 2011 and the senior secured term loans and revolving line of credit entered into on April 1, 2011.

(l) Represents the aggregate tax effect of the adjustments to the net loss from continuing operations described above based on a tax rate of 40%.

(m) Represents the pro forma effect of the 4,891,667 shares of common stock issued to PHC stockholders on November 1, 2011 to reflect these shares as if they were outstanding for the entirety of the respective periods.

(n) Removes the effect of the 9,583,332 shares of common stock issued on December 20, 2011 because the proceeds from such issuance were not used until the completion of the acquisition of three inpatient behavioral health care facilities from Haven Behavioral Healthcare Holdings, LLC on March 1, 2012.

(o) Represents the dilutive effect of stock options, warrants and restricted stock, which were anti-dilutive because of the loss from continuing operations for the respective periods but are dilutive upon consideration of the adjustments described above.

CONTACT:
Acadia Healthcare Company, Inc.
Brent Turner, Co-President, 615-861-6000